As filed with the Securities and Exchange Commission on January 8, 2004.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUMBOLDT BANCORP

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	93-1175446
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2998 Douglas Boulevard, Suite 330
Roseville, California 95661
(916) 677-1133
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

California Independent Bancorp 1989 Amended and Restated Stock Option Plan
California Independent Bancorp 1996 Stock Option Plan
California Independent Bancorp 2000 Equity Incentive Plan
(Full Title of Plan)

Patrick J. Rusnak
Humboldt Bancorp
2998 Douglas Boulevard, Suite 330
Roseville, California 95661
(916) 677-1133
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Stanley F. Farrar
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
(310) 712-6600

CALCULATION OF REGISTRATION FEE

	Amount		Proposed maximum	Proposed maximum	Amount of
Title of securities	to be		offering price	aggregate	registration
to be registered	registered(1)		per unit(2)	offering price(2)	fee

Common Stock, no par value	55,210	(3)	$7.90	$436,159	$35.29
	78,190	(4)	$8.68	$678,689	$54.91
	65,600	(5)	$8.63	$566,128	$45.80
Total	199,000			$1,680,976	$136.00

(1)	Pursuant to the Agreement and Plan of Merger, dated as of August 11, 2003, between Humboldt Bancorp (“Humboldt”) and California Independent Bancorp (“CIB”) (the “Merger Agreement”) Humboldt assumed all of stock option plans referred to above, and each unexercised option was converted into an option to acquire shares of Humboldt Common Stock, with appropriate adjustments to the number of shares and exercise prices of each assumed option in accordance with the Merger Agreement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted pursuant to the California Independent Bancorp 1989 Amended and Restated Stock Option Plan, the California Independent Bancorp 1996 Stock Option Plan and the California Independent Bancorp 2000 Equity Incentive Plan.
(3)	Approximate number of shares subject to outstanding options as of January 6, 2004 under the California Independent Bancorp 1989 Amended and Restated Stock Option Plan.
(4)	Approximate number of shares subject to outstanding options as of January 6, 2004 under the California Independent Bancorp 1996 Stock Option Plan.
(5)	Approximate number of shares subject to outstanding options as of January 6, 2004 under the California Independent Bancorp 2000 Equity Incentive Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption From Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
Signatures
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The documents listed below have been filed with the Securities and Exchange Commission by Humboldt Bancorp (the “Registrant”) and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed.

     (1) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (2) Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     (3) Registrant’s Proxy Statement for the Annual Meeting held on May 15, 2003;

     (4) Registrant’s Current Reports on Form 8-K filed on February 3, 2003, May 16, 2003, August 12, 2003, September 18, 2003 and December 16, 2003;

     (5) The description of Humboldt’s common stock contained in Humboldt’s registration statement filed by Humboldt on January 2, 1996 pursuant to Section 12 of the Securities Exchange Act, and any amendment or reports filed that update the description.

     Please note that all other documents and reports filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remain unsold of this offering will be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents with the Securities and Exchange Commission.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or supercedes.

     Item 4. Description of Securities.

     The Registrant’s common stock to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     The Registrant pursuant to article Four of its articles of incorporation, provides that the Registrant shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Section 5.2 of the Registrant’s bylaws provides that the Registrant shall indemnify each of its directors and officers for expenses, liabilities and losses including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges, and any federal, state, local or foreign taxes incurred or imposed in connection with any proceeding arising by reason of the fact that such person was an “agent” of the Registrant to the fullest extent permissible under California law. The Registrant’s articles of incorporation and bylaws also provide that the Registrant is authorized to provide indemnification for its agents to the extent permissible under California law. In both cases, indemnification for breach of duty may be in excess of that expressly permitted by Section 317 of the California General Corporation Law. Section 317 sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of a corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Section 317 mandates indemnification of an agent for expenses where the agent’s defense is successful on the merits. In other cases, Section 317 allows a corporation to indemnify an agent for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred if the agent acted in good faith and in a manner the agent believed to be in the best interests of the corporation and its shareholders. Such indemnification must be authorized by (1) a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceedings, (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon or (3) the court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, a corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a corporation to advance expenses to an agent for certain actions upon receiving an undertaking by the agent that he or she will reimburse the corporation if it is later determined that he or she is not entitled to be indemnified.

     Item 7. Exemption From Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

4.1		California Independent Bancorp 1989 Amended and Restated Stock Option Plan
4.2		California Independent Bancorp 1996 Stock Option Plan.
4.3		California Independent Bancorp 2000 Equity Incentive Plan.
5.1		Opinion of Bartel Eng & Schroder, a Law Corporation.
23.1		Consent of KPMG LLP, Independent Auditors.
23.2		Consent of Richardson & Company, Independent Accountants
23.3		Consent of Perry Smith LLP, Independent Accountants.
23.4		Consent of Bartel Eng & Schroder, a Law Corporation (contained in Exhibit 5.1 to this Registration Statement)
24.1	*	Power of Attorney

*	Included in signature page

     Item 9. Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roseville, state of California, on January 8, 2004.

HUMBOLDT BANCORP,
a California corporation

By	/s/ Robert M. Daugherty

	Name:	Robert M. Daugherty
	Title:	President and Chief Executive Officer

Power Of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Daugherty and Patrick J. Rusnak, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Daugherty Robert M. Daugherty	President and Chief Executive Officer (Principal Executive Officer)	January 7, 2004

/s/ Patrick J. Rusnak Patrick J. Rusnak	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 7, 2004

/s/ Ronald B. Pigeon Ronald B. Pigeon	Senior Vice President and Controller (Principal Accounting Officer)	January 7, 2004

/s/ Ronald F. Angell Ronald F. Angell	Director	January 7, 2004

Signature	Title	Date

/s/ Richard C. Claussen Richard C. Claussen	Director	January 7, 2004

Harold M. Eastridge	Director

/s/ Gary C. Katz Gary C. Katz	Director	January 7, 2004

/s/ John W. Koeberer John W. Koeberer	Director and Chairman of the Board	January 7, 2004

Donald H. Livingstone	Director

/s/ Theodore S. Mason Theodore S. Mason	Director	January 7, 2004

/s/ Steven R. Mills Steven R. Mills	Director	January 7, 2004

Alfred G. Montna	Director

/s/ Kelvin H. Moss Kelvin H. Moss	Director	January 7, 2004

Gary L. Napier	Director

Thomas W. Weborg	Director

Signature	Title	Date

John R. Winzler	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	California Independent Bancorp 1989 Amended and Restated Stock Option Plan.
4.2	California Independent Bancorp 1996 Stock Option Plan.
4.3	California Independent Bancorp 2000 Equity Incentive Plan.
5.1	Opinion of Bartel Eng & Schroder, a Law Corporation.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of Richardson & Company, Independent Accountants.
23.3	Consent of Perry Smith LLP, Independent Accountants.
23.4	Consent of Bartel Eng & Schroder, a Law Corporation (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.*

*	Included in signature page.